                                 FIRST AMENDMENT
                                       TO
                     LOAN AND SECURITY AGREEMENT AND WAIVER





                                             April 12, 2000
CONGRESS FINANCIAL CORPORATION
 (CENTRAL)
150 South Wacker Drive, Suite 2200
Chicago, Illinois

Ladies and Gentlemen:

     Congress Financial Corporation (Central) ("Congress") and Plainwell Inc. ("Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement dated as of November 5, 1999 by and between Congress and Borrower (the "Loan Agreement") and all other Financing Agreements at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

     Borrower has advised Congress and, by the execution hereof, Borrower hereby acknowledges, confirms and agrees, that (ii) commencing as of January 1, 2000 and at all times thereafter, Borrower has failed to comply with the covenant with respect to Borrower's Adjusted Net Worth set forth in Section 9.14 of the Loan Agreement and (iii) as a result of the foregoing, an Event of Default has occurred and is continuing pursuant to Section 10.1(a)(iii) of the Loan Agreement (the "Subject Default"). On or about the date hereof, Borrower has requested that Congress (b) waive the Subject Default and (c) amend such Adjusted Net Worth covenant set forth in Section 9.14, and Congress is willing to agree to the foregoing, on and subject to the terms and conditions contained in this First Amendment to Loan and Security Agreement and Waiver (this "Amendment").

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     1. Waiver of Subject Default. At the request of Borrower, Congress hereby waives the Subject Default, provided, however, that nothing contained herein shall be deemed to constitute a waiver of any other existing Event of Default or any future noncompliance with Section 9.14 (as amended pursuant to this Amendment) or any other term or provision of the Loan Agreement or any other Financing Agreement.



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     2.   Amendment of Section 9.14. (a) Section 9.14 of he Loan Agreement is
hereby amended and restated in its entirety as follows:

               "9.14 Adjusted Net Worth. (a) Borrower shall maintain, as of the last day of each calendar month during Borrower's 2000 fiscal year, Adjusted Net Worth of not less than the amount set forth below opposite each such calendar month:

                    Month                            Adjusted Net Worth
                    -----                            ------------------
               April, 2000                                  ($4,259,000)
               May, 2000                                    ($6,538,000)
               June, 2000                                   ($8,307,000)
               July, 2000                                   ($9,938,000)
               August, 2000                                ($11,023,000)
               September, 2000                             ($11,476,000)
               October, 2000                               ($11,725,000)
               November, 2000                              ($11,897,000)
               December, 2000                              ($12,359,000)"

          (b) On or before November 30, 2000, Borrower shall deliver to Congress Borrower's financial projections for its 2001, 2002 and 2003 fiscal years, together with such other information as Congress shall request (collectively, the "Supplemental Financial Information"), in order to enable Congress to propose to Borrower the amount of Adjusted Net Worth that Borrower shall be required to maintain for the period from and after January 1, 2001 through the end of the term of the Loan Agreement (the "Extended Covenant Terms"). On or before December 15, 2000, Borrower and Congress shall amend Section 9.14 of the Loan Agreement to provide for the Extended Covenant Terms. Such amendment shall be in form and substance satisfactory to Congress. Borrower's failure to either furnish the Supplemental Financial Information or to execute the amendment referenced above by the applicable date set forth herein shall constitute an additional Event of Default.

     3. Amendment Fee. In consideration of the waiver of the Subject Default and the amendment to the Loan Agreement as set forth herein, Borrower shall pay to Congress, or Congress, at its option, may charge the account(s) of Borrower maintained by Congress an amendment fee in the amount of $25,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

     4. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Congress pursuant to the Loan Agreement and the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) After giving effect to the waiver of the Subject Default by Congress


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pursuant to this Amendment, no Event of Default exists on the date of this
Amendment; and

          (b) This Amendment has been duly executed and delivered by Borrower and each Obligor, is in full force and effect as of the date hereof, and constitutes their legal, valid and binding agreement, enforceable against them in accordance with the terms hereof.

     5. Conditions Precedent. The effectiveness of this Amendment shall be subject to the following:

          (a) the receipt by Congress of an original of this Amendment, duly authorized, executed and delivered by Borrower and Shasta Paper Company, as guarantor; and

          (b) other than the Subject Default, no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

     6. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and any of the Financing Agreements, the terms of this Amendment shall control. The Loan Agreement, the other Financing Agreements and this Amendment shall be read and be construed as one agreement.

     7. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

     8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     9. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.


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                                        Very truly yours,

                                        PLAINWELL INC.

                                        By:  /s/ Jeffrey A. Arnesen
                                             ----------------------

                                        Title: SVP Chief Financial Officer
                                               ---------------------------

AGREED:

CONGRESS FINANCIAL CORPORATION
 (CENTRAL)

By: /s/ Steven Linderman
    --------------------

Title: First Vice President
       --------------------


ACKNOWLEDGED AND AGREED TO
IN ALL RESPECTS:

SHASTA PAPER COMPANY, AS GUARANTOR

By: /s/Jeffrey A. Arnesen
    ---------------------

Title: Assistant Secretary
       -------------------






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